EXHIBIT 10.18.1


                AMENDMENT TO SECURITIES PURCHASE AGREEMENT

April 30, 1999

Deere Park Capital, LLC
40 Skokie Boulevard, Suite 110
Northbrook, Illinois  60062
Attention:  Douglas A. Gerrard, Chairman and CEO
Facsimile No.:  (847) 509-8529

Telscape International, Inc.
2700 Post Oak Boulevard
Suite 1000
Houston, Texas  77056
Attention:  Todd M. Binet, Executive Vice President
Facsimile No.: (713) 968-0930

      As of May 1, 1998 a Securities Purchase Agreement, as subsequently amended (the "Purchase Agreement") was entered into by and between DEERE PARK CAPITAL, LLC, a limited liability company organized and existing under the laws of the State of Illinois, f/k/a Deere Parke Park Capital Management, LLC as nominee and TELSCAPE INTERNATIONAL, INC, a Texas corporation (collectively, the "Parties"). The Parties to the Purchase Agreement seek to amend the agreement and therefore agree as follows (the "Amendment"):

     WHEREAS, the Parties are parties to the Purchase Agreement pursuant to which Deere Park Capital, LLC (the "Creditor") purchased a total of five million dollars ($5,000,000) of Telscape International, Inc. (the "Company")'s 8% Convertible Debentures (the "Convertible Debentures");

     WHEREAS, the Parties modified the conversion features of the Convertible Debentures in conjunction with a principal reduction of one million dollars ($1,000,000) redeemed on or about October 26, 1998; and

     WHEREAS, the Parties wish to modify the conversion features of the amended and restated Convertible Debentures, have one million dollars ($1,000,000) redeemed and modify certain other covenants of the Purchase Agreement; and

     WHEREAS, it is a condition precedent to such modification that the Parties execute and deliver this Amendment;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the Parties hereto hereby agree as follows:

     1. Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Purchase Agreement.

    2.     Conversion.

         (a)    Conversion.

              (i) until June 15, 1999, the Investor may, at its option, convert the Convertible Debentures then issued into Common Stock at a price equal to $15 per share, as adjusted for any stock splits or combinations (the "Fixed Conversion Price");

              (ii) however, if the Company shall either (1) default in any payment of any other instrument or agreement with an aggregate principal amount outstanding in excess of $250,000 beyond the period of grace, if any, provided in the applicable instrument or agreement or (2) default in observance of any other provision of any other instrument or agreement with an aggregate principal amount outstanding in excess of $250,000 as to cause, or permit the holder of such an instrument or agreement to cause, the obligations thereunder to become due prior to its stated maturity, then the Investor, may, at any time and from time to time convert the Convertible Debentures at a price equal to 100% of the three highest of the five lowest closing prices of Common Stock during the Lookback Period (the "Variable Conversion Price"); and

              (iii) after June 15, 1999, the investor may convert the Convertible Debentures then issued at the Variable Conversion Price."


          3. Prepayment; Redemption. Section 2.8(b)(I) of the Purchase Agreement, as amended, shall be deleted in its entirety and replaced with the following:

          "The Company may issue a redemption notice to the Investor at any time during the term of a Convertible Debenture provided that (i) the Common Stock has closed below the Redemption Floor Price for such Convertible Debenture on the day prior to such notice and (ii) the Investor has not previously issued a Conversion Notice with respect to the amount of the Convertible Debenture to be redeemed. If the Company redeems, it may redeem all or part of the Convertible Debenture at one hundred ten percent (110%) of par plus accrued interest or unpaid dividends. Such written notice of redemption shall be valid and irrevocable for ten (10) Trading Days and shall automatically expire at the end of such ten day period."

           4.  Replacement of Amended and Restated Convertible Debentures.

(a) New Convertible Debentures. Exhibit A to the Purchase Agreement, as amended, is hereby deleted, and Exhibit I hereto is hereby substituted therefor (the "New Convertible Debenture"). On or before May 10, 1999, the Company will:

     (i) redeem one million dollars ($1,000,000) from the Convertible Debentures in the original amount of three million dollars ($3,000,000) and with a currently outstanding unpaid principal amount of two million dollars ($2,000,000) dated May 1, 1998 at one hundred twelve percent (112%) of par plus any and all accrued and unpaid interest owing on the Convertible Debentures payable to Creditor on or before May 10, 1999.

      (ii) execute and deliver to the Creditor the New Convertible Debentures (1) dated May 1, 1998 for one million dollars ($1,000,000), (2) dated May 28, 1998 for one million dollars ($1,000,000), and (3) dated June 30, 1998 for one million dollars ($1,000,000); and

The original Convertible Debentures, as amended (1) dated May 1, 1998 for three million dollars ($3,000,000) and subsequently reduced on or about October 26, 1998 to two million dollars ($2,000,000), and now being reduced to one million dollars ($1,000,000) (2) dated May 28, 1998 for one million dollars ($1,000,000), and (3) dated June 30, 1998 for one million dollars ($1,000,000) (the "Old Convertible Debentures"), made by the Company to the order of the Creditor shall be amended, superceded and replaced by the New Convertible Debentures effective as of the Effective Date. It is the intention of the Parties hereto that this Amendment and the substitution of the New Convertible Debentures for the Old Convertible Debentures shall not in any way constitute (i) an extinguishment of the indebtedness of the Company under the Old Convertible Debentures, (ii) a release of the Company from such obligations, or (iii) a novation of the Old Convertible Debentures.

(b) References to Old Convertible Debentures. All references in the Purchase Agreement to "the Convertible Debentures", "thereto", "thereof", "thereunder" or words of like import referring to the Old Convertible Debentures shall be deemed to be references to the New Convertible Debentures, as such debentures may be amended or otherwise modified or extended from time to time, and any debenture issued in exchange or replacement therefore. Promptly after Creditor's receipt of the New Convertible Debentures, duly executed by the Company, the Creditor will mark the Old Convertible Debentures "Cancelled and Replaced" and shall promptly return the Cancelled and Replaced Old Convertible Debentures to the Company.

     5.  Registration

To the extent that Gordon Brothers Capital is repaid in full or in part and the Creditor has outstanding Convertible Debentures of the Company, the Company agrees to file an amendment to its S-3 registration statement that shall cause all shares registered on behalf of Gordon Brothers Capital (for any portion of Gordon Brothers which is repaid) to be "reallocated" to the Creditor within ten (10) business days; provided, however, that such

"reallocation" is allowed by the rules and registration of the SEC governing the filing of registration statements under the Securities Act of 1933.

In the event that the Company fails to (i) repay to the Creditor all of the outstanding principal and interest obligations on all remaining outstanding convertible debentures by June 11, 1999 (ii) experienced a default contemplated by Paragraph 2(a)(ii) above or (iii) or fails to redeem one million one hundred twelve thousand dollars plus accrued and unpaid interest under Paragraph 4(a)(i), the Company agrees to file a registration statement, on or before June 15, 1999, in the case of subparagraph (i) above and within seven(7) business days in the case of subparagraphs (ii) and (iii) above pursuant to which the Company will register the remaining convertible debentures and all shares of common stock underlying such convertible debentures (pursuant to the Variable Conversion Price). Such registration statement shall be amended by the Company, form time to time, as may be necessary to ensure that at all times Creditor has a sufficient number of registered shares to provide for the conversion of all Convertible Debenture then outstanding with the Creditor into registered shares of the Company. Notwithstanding anything to the contrary contained herein, in the event that Telscape is awaiting SEC comments to a previously filed registration statement (of filing a new registration statement as the case may be), Telscape may delay filing any amendment to such registration statement until five business days after its receipt of SEC comments with respect to such previously filed registration statement.

     6.   Waiver of Penalties in Section 6.11

All penalties owing under Section 6.11 of the Purchase Agreement, as amended, accruing from May 1, 1998 through the Effective Date of this Amendment shall be forever waived and eliminated with no payment thereof expected to be paid by the Company to the Creditor. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the Company will not incur any registration penalties under the original or amended agreements from the date of this Amendment until such time as the Company fails to comply with the registration requirements set forth in Paragraph 5 above.

     7. Representations and Warranties. Each Party to this Amendment hereby represents and warrants to the other Party as follows:


(a) Authorization, Etc. The execution, delivery, and performance by either Party of this Amendment, the New Convertible Debentures, and the performance of each Party of the Purchase Agreement, as amended hereby,
     (i) have been duly authorized by all necessary action, (ii) do not and will not contravene the charter, by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumberance upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operation or any of its properties.

 (b) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required in connection with the due execution, delivery and performance by either Party to this Amendment, the New Convertible Debentures, or the performance of either Party of the Purchase Agreement, as amended hereby.


 (c) Enforceability of Transaction Documents.

     (i) Each of this Amendment, the New Convertible Debentures, and the Purchase Agreement, as amended hereby, shall be a legal, valid, and binding obligations of the Parties hereto, enforceable against the Parties in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally effective as of the Effective Date hereof; or

     (ii) In the event that the Company does not pay to the Creditor the proper amount referenced by Section 4(a)(i) of this Amendment on or before May 10, 1999;(A) the Company shall remain obligated to pay such amount,interest and unpaid dividends with respect to the outstanding unpaid principal balance shall continue to accrue, and the Company shall use its best efforts to pay the outstanding amount referenced by Paragraph 4(a)(i) hereof as soon as practicable and (B) the Exit Fee shall be increased to 20%, and the redemption premium payable under
          Section 2.8 (b)(ii) of the Purchase Agreement shall be increased to 120% (plus accrued interest or unpaid dividends) for the New Convertible Debentures. Creditor hereby agrees that so long as the Company fulfills its obligations under Paragraph 5 above, this Paragraph 7(c)(ii), and the other provisions hereof Creditor shall not bring a claim against the Company for breach of contract based on failure to pay by May 10, 1999 the amount payable under Section 4(a)(i).


     8.       Miscellaneous.

   (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     (b) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     (c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Illinois.


AGREED AND ACCEPTED:

DEERE PARK CAPITAL MANAGEMENT, LLC

By: /s/ DAVID J. MORRIS
Name:   David J. Morris
Title:  President


Telscape International, Inc.

By: /s/ TODD M. BINET
Name:   Todd M. Binet
Title:  President

Copy to:  Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois  60602
Attention:  Gary I. Levenstein, Esq.
Facsimile No.:  (312) 977-4405

Gardere Wynne Sewell & Riggs, L.L.P.
333 Clay Avenue, Suite 800
Houston, Texas  77002-4086
Attention:  Eric A. Blumrosen, Esq.
Facsimile No.: (713) 308-5555

Schedule I to Amendment of Securities Purchase Agreement


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                       FORM OF AMENDED AND RESTATED
                       ----------------------------
                    CONVERTIBLE SUBORDINATED DEBENTURE
                    ----------------------------------



$ ______________                                        Issued: ______________
                                                        Due: _________________

      FOR VALUED RECEIVED, TELSCAPE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Texas (herein referred to as the "COMPANY"), for value received, acknowledges itself indebted and hereby promises to pay to DEERE PARK CAPITAL, LLC, an Illinois limited liability company (the "REGISTERED OWNER") on the due date written above (the "DUE DATE"), the sum of _______ Dollars and No Cents ($ ________ ), along with interest accrued thereon from the date hereof at the rate of eight percent (8%) per annum; PROVIDED, HOWEVER, that following the occurrence and during the continuance of a Default (as defined below), the Company shall pay to Registered Owner interest from the date of such Default at the rate of twelve percent (12%) per annum on the outstanding balance of this Debenture. Payment of interest shall be made monthly in arrears on the last day of each calendar month (commencing ____________ ), and, after maturity, upon demand of Registered Owner.

     This Convertible Debenture is issued pursuant to the terms of that certain Securities Purchase Agreement of even date herewith between the Company and the Registered Owner, as amended from time to time in accordance therewith (the "SECURITIES PURCHASE AGREEMENT"), to which reference is hereby made for additional provisions governing the obligations of the Company. Capitalized terms used in this Debenture which are not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement

      1. PAYMENT OF PRINCIPAL AND INTEREST. The principal and interest outstanding under this Debenture shall be made at the principal office of the Registered Owner, located at 40 Skokie Boulevard, Suite 110, Northbrook, Illinois 60062. All computations of interest under this Debenture shall be made on the basis of a year of 365 days, for the actual number of days elapsed. The date of issuance of this Debenture shall be included in the calculation of interest. The date of redemption of this Debenture shall be excluded from the calculation of interest. Whenever any payment to be made under this Debenture shall be stated to be due on a Saturday, Sunday, or public or bank holiday or the equivalent for banks generally under the laws of the State of Illinois (any other day being a "BUSINESS DAY"), such payment may be made on the next succeeding business day.

      2. PREPAYMENT. The Company may prepay the Convertible Debenture at any time prior to its maturity; provided, however, that only a prepayment of the entire principal amount and all accrued and unpaid interest owing on the Convertible Debenture may be made and an exit fee (the "EXIT FEE") shall be payable by the Company upon any such prepayment. The Exit Fee shall be equal to 10% of the face of the amount of the debenture.

      3. TERMINATION OR SUSPENSION OF COMPANY'S OBLIGATION TO MAKE PAYMENTS. If the Common Stock closes at $30 or higher for twenty (20) consecutive Trading Days, as adjusted, without limitation, for any stock splits or combinations, the Company's obligation to make interest payments on the Convertible Debentures is terminated.

      4. SECURITY. This Debenture is not secured by any mortgage, pledge, encumbrance, security agreement or other security device, and only the full faith and credit of the Company are pledged for the payment of all principal and interest due under this Debenture.

      5. CONVERSION.

            (a) CONVERSION CALCULATION. At any time after the effectiveness of Registration Statement, the Registered Owner is entitled to convert all, or any part thereof, of the unpaid principal and interest outstanding under this Debenture (the "OUTSTANDING DEBENTURE AMOUNT") into that number of fully paid and non-assessable shares of Common Stock (as defined in the Securities Purchase Agreement), at a price calculated as determined under the Securities Purchase Agreement, as amended.


     Notwithstanding anything to the contrary, the Company shall have the option to pay the outstanding interest of the Convertible Debentures then issued upon receipt of the Conversion Notice (as defined below) in cash.


            (b) EXERCISE OF CONVERSION. To exercise its right of conversion, Registered Owner shall surrender the Debenture to the Company at its registered office, accompanied by a written notice in the form annexed hereto as EXHIBIT A, properly completed (the "CONVERSION NOTICE"). Within five (5) Trading Days following its receipt of the Debenture and Conversion Notice, the Company shall, assuming it has not elected to exercise its right to redeem pursuant to Paragraph 6 below, issue and deliver (i) a certificate or certificates for the number of full Conversion Shares issuable, registered in Registered Owner's name, and (ii) if less than the entire remaining outstanding principal balance of the Debenture is being converted, a replacement note in the remaining outstanding principal amount of the Debenture. Such conversion shall be deemed to have been effected and the number of Conversion Shares issuable in connection with such conversion shall be determined as of the close of business on the date on which the Debenture and Conversion Notice shall have been received by the Company.

      6. REDEMPTION. The Company may issue a redemption notice to the Investor at any time during the term of a Convertible Debenture provided that (i) the Common Stock has closed below the Redemption Floor Price for such Convertible Debentures on the day prior to such notice and (ii) the Investor has not previously issued a Conversion Notice. If the Company redeems, it may redeem all or part of the Convertible Debenture at one hundred ten percent (110%) of par plus accrued interest or unpaid dividends. Such written notice of redemption shall be valid and irrevocable for ten (10) Trading Days and shall automatically expire at the end of such ten day period.

      7. REGISTRATION RIGHTS AGREEMENT. The resale of the shares of Common Stock issuable upon conversion of this Debenture is subject to the provisions of the Registration Rights Agreement dated ad of May 1, 1999 (as amended by the parties hereto on April 29, 1999)by and between the Company and the Registered Owner.

       8.     DEFAULT.

              (a) Default. If any of the following events ("DEFAULTS") shall occur:

                      (i) the Company fails to pay within five (5) days when due or declared due (whether by scheduled maturity, required payment, acceleration, demand or otherwise) any principal or interest due hereunder or any amount payable to the Registered Owner under the Securities Purchase Agreement; or


                      (ii) the Company shall fail to perform or observe any
              covenant or agreement contained in Article VI of the Securities Purchase Agreement (other than with respect to any payment covenants, as to which subsection (i) shall apply), as the case may be, on its part to be performed or observed, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the Registered Owner; provided, however, that notwithstanding any thing to the contrary contained herein, there will be no cure period for the registration requirements of Paragraph 5 of the Amendment to the Securities Purchase Agreement executed between the parties on April 30, 1999;

then the Registered Owner may declare all or any portion of the principal and interest due hereunder and all amounts due under the Securities Purchase Agreement to be immediately due and payable.

              (b) Rights and Remedies. In the event of a Default, the Registered Owner shall have, in addition to any other rights and remedies contained in the Securities Purchase Agreement, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law, the Registered Owner shall have the right to immediately convert any remaining Outstanding Debenture Amount without further regard to the limitations set forth in Section 5 of this Debenture.


Notwithstanding any thing to the contrary contained herein, in the event that Telscape is awaiting SEC comments to a previously filed registration statement, Telescape will not be in default under the provision until it fails to file an amendment to such registration statement within five business days after its receipt of SEC comments with respect to such previously filed registration statement.

       9. SUBORDINATION. The Company and the Registered Owner shall enter into a Subordination Agreement at such time as the Company deems it appropriate in form and substance similar that Subordination Agreement attached as Exhibit D to the Securities Purchase Agreement.

     10. TRANSFER. THIS DEBENTURE IS REGISTERED IN THE NAME OF THE REGISTERED OWNER ON THE DEBENTURE REGISTER MAINTAINED BY THE COMPANY, AND IS TRANSFERABLE UPON THE WRITTEN ORDER OF THE REGISTERED OWNER. THIS DEBENTURE (AND THE COMMON STOCK OF THE COMPANY INTO WHICH IT MAY BE CONVERTED) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED WITHOUT THE REGISTRATION THEREOF UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     11.     CONSENT TO JURISDICTION.  THE COMPANY AND THE REGISTERED OWNER
(I) HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR ANY STATE COURT LOCATED IN COOK COUNTY, ILLINOIS FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE, AND (II) HEREBY WAIVE, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND THE REGISTERED OWNER CONSENT TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE SECURITIES PURCHASE AGREEMENT AND AGREES THAT SUCH

SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      12. AMENDMENTS. No amendment or waiver of any provision of this Convertible Debenture, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Registered Owner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Registered Owner, do any of the following: (i) reduce the principal of or interest on this Convertible Debenture, (ii) postpone the dates fixed for the payment of principal of or interest on the Convertible Debenture or (iii) affect adversely the right to convert this Convertible Debenture as provided in Section 5 hereof.

      13. EXPENSES. The Company agrees to promptly pay all costs and expenses (including attorneys' fees, expenses and disbursements, and costs of settlement and the fees, expenses and disbursements of experts or advisors) incurred by the Registered Owner in enforcing any obligations of or in collecting any payments due from the Company under this Convertible Debenture and the Securities Purchase Agreement.

      IN WITNESS WHEREOF, TELSCAPE INTERNATIONAL, INC. has caused this Debenture to be duly executed this ____ day of ____, ____.

TELSCAPE INTERNATIONAL, INC.


                               By:
                                  -----------------------------


                              Its:
                                  ------------------------------

                                                                       EXHIBIT A

                          [FORM OF CONVERSION NOTICE]


     TO:     Telscape International, Inc.

     The undersigned owner of this Debenture hereby: (i) irrevocably exercises the option to convert this Debenture, or the portion hereof below designated, for Common Stock of Telscape International, Inc. (the "Conversion Shares") in accordance with the terms hereof and (ii) directs that such Conversion Shares deliverable upon the conversion, together with any check in payment for fractional shares and interest and any Debenture or Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If Conversion Shares are to be delivered or registered in the name of a person other than the undersigned, the undersigned will pay all taxes with respect thereto, and the Company will not be required to issue or deliver a certificate for such Conversion Shares until the undersigned has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Dated:
      ------------------                     ----------------------------------
                                                 Signature

Fill in for registration of shares if to be delivered, and of Debentures if to be issued, otherwise than to and in the name of the registered holder.



                                             ----------------------------------
                                                  Social Security or Other
                                                  Taxpayer Identifying Number

-----------------------------
          (Name)

-----------------------------
     (Street Address)

-----------------------------
   (City, State and Zip Code)

(Please print name and address)

                          Principal Amount to be Converted (if less than all):

                         $
                          ----------------------------------------------------